As filed with the Securities and Exchange Commission on June 10, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2004

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24647 (Commission File Number)	77-0328533 (I.R.S. Employer Identification No.)

4988 Great America Pkway, Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

408/235-5500

(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Gavin B. Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Terayon Communication Systems, Inc., (the “Company”) is holding its 2004 Annual Meeting of Stockholders on August 10, 2004 (the “2004 Annual Meeting”). In 2003, the annual meeting of stockholders was held on May 28, 2003. As the date of the 2004 Annual Meeting is delayed by more than 30 days from the date of the Company’s previous annual meeting, in accordance with the applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its stockholders of the new meeting date for the 2004 Annual Meeting. The Company will be mailing the proxy statement and related materials in connection with the 2004 Annual Meeting on or about July 15, 2004. In light of this anticipated mailing schedule and in accordance with the Company’s bylaws, the Company is hereby notifying its stockholders that June 20, 2004 will be the new date for submitting stockholder proposals for inclusion in the Company’s proxy statement for the 2004 Annual Meeting. The Company believes that such a deadline provides a reasonable time before the Company begins the mailing of its proxy materials for the 2004 Annual Meeting. Stockholder proposals received by the Company after June 20, 2004 will be considered untimely and will not be included in the Company’s proxy statement for the 2004 Annual Meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAYON COMMUNICATION SYSTEMS, INC.
By:	/s/ Arthur Taylor
Arthur Taylor
Chief Financial Officer

Date: June 10, 2004